                                        ***AMENDED
                                        Rule 424 (b)(2)
                                        File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: 132          Dated:   November 6, 1996


(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                  21869EFP5

Principal Amount:                       9,000,000.00

Settlement Date:                        11/08/96

Base Rate:                              LiBOR (TELERATE PG. 3750)

Index Maturity:                         3 MONTH LiBOR

Initial Interest Rate:                  5.625% (5.5% TELERATE PG.
                                        3750, 11/6/96)

Spread or Spread Multiplier,
if applicable:                          PLUS 12.5 BPS

Interest Rate Reset Dates:              QUARTERLY ON THIRD WEDNESDAY OF
                                        (FEB, MAY, AUG, NOV)

Interest Payment Dates:                 QUARTERLY ON THIRD WEDNESDAY OF
                                        (FEB, MAY, AUG, NOV)

First Coupon:                           02/19/97

Day Count:                              ACTUAL/360

Stated Maturity Date:                   10/30/01

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: